                                                                     EXHIBIT 4.2


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH, AND THERE IS APPLICABLE APPROVAL OR PERMISSION FROM THE BERMUDA MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY'S BYE-LAWS AND PURSUANT TO A SHAREHOLDERS' AGREEMENT DATED AS OF DECEMBER 22, 1999 AMONG THE COMPANY, MAX RE CAPITAL LTD AND THE COMPANY'S SHAREHOLDERS. A COPY OF SUCH BYE-LAWS AND SHAREHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                                   MAX RE LTD.

                             SHARE PURCHASE WARRANT


Certificate No.:  [           ]                                Date: [         ]

                  FOR VALUE RECEIVED, MAX RE LTD., a company organized under the laws of Bermuda with limited liability (the "Company"), hereby grants to [ ] (the "Warrant Holder") this warrant certificate (this "Warrant") to purchase, in accordance with the terms set forth herein, [ ] ( ) shares of the Company's Non-Voting Common Shares, initially having a par value US$1.00 per share (the "Non-Voting Common Shares"), at a price per share equal to US$[ ], as adjusted from time to time pursuant to Section 2 hereof (the "Exercise Price") but at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

                  This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated as of December 22, 1999 (the "Securities Purchase Agreement"), among the Company and, Max Re Capital Ltd, a Bermuda company ("Max

Re Capital"), and the Warrant Holder. Each capitalized term used in this Warrant but not otherwise defined herein has the meaning given to such term in the Securities Purchase Agreement.

        This Warrant is subject to the following provisions:

        Section 1.      Warrant Terms.
                        -------------

        (a) This Warrant is for the purchase of [ ] ( ) Non-Voting Common Shares at the Exercise Price, as such price may be adjusted from time to time under the terms hereof.

        (b) This Warrant shall expire at 5:00 p.m. New York City, N.Y., U.S.A. time, on the tenth anniversary of the date that this Warrant is exercisable (the "Expiration Date").

        Section 2.      Anti-dilution  Provisions.  In order to prevent dilution
                        -------------------------
of the purchase rights granted under Section 1 hereof, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 2.

        (a)      Effect on Exercise  Price of Certain  Events.  For purposes of
                 --------------------------------------------
determining the adjusted Exercise Price, the following shall be applicable:

                 (1)    Subdivision or Combination of Non-Voting  Common Shares.
                        -------------------------------------------------------
If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock or bonus share dividend on its Non-Voting Common Shares, (b) subdivide the class of Non-Voting Common Shares into a larger number of shares or (c) combine the class of Non-Voting Common Shares into a smaller number of shares then (i) the Exercise Price thereafter shall be determined by multiplying the Exercise Price by a fraction the numerator of which shall be the number of Non-Voting Common Shares (excluding treasury shares, if any) issued and outstanding before such event and the denominator of which shall be the number of Non-Voting Common Shares issued and outstanding after such event and (ii) the number of Non-Voting Common Shares issuable upon exercise of the Warrant shall be multiplied by a fraction, the numerator of which shall be the number of Non-Voting Common Shares (excluding treasury shares, if any) issued and outstanding after such event and the denominator of which shall be the number of Non-Voting Common Shares (excluding treasury shares, if any) issued and outstanding before such event. Any adjustment made pursuant to this Section 2(a)(1) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (2)    Amalgamation,     Reorganization,      Reclassification,
                        --------------------------------------------------------
Consolidation,    Merger   or   Sale.   Any   amalgamation,    recapitalization,
------------------------------------
reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Non-Voting Common Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Non-Voting Common Shares is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) Non-Voting Common Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares, securities or assets as such Warrant Holder would have received in connection with such Organic Change if such Warrant Holder had exercised this Warrant immediately prior to such Organic Change. In each such Organic Change, the Company shall also make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the provisions of this
Section 2 shall thereafter be applicable to this Warrant (including, in the case of any such amalgamation, consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company) and that there is an immediate adjustment of the Exercise Price to the value for the Non-Voting Common Shares reflected by the terms of such amalgamation, consolidation, merger or sale, and a corresponding immediate adjustment in the number of Non-Voting Common Shares acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such amalgamation, consolidation, merger or sale). Prior to the consummation of any such amalgamation, consolidation, merger or sale, the Company shall use its reasonable efforts to cause the successor entity (if other than the Company resulting from consolidation or merger) or the entity purchasing such assets to assume by written instrument (in form and substance satisfactory to the Warrant Holder), the obligation to deliver to each such Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire; provided, however, that any such assumption shall not relieve the Company of its obligations hereunder.

        (b)       Notices.  Immediately  upon  any  adjustment  of the  Exercise
                  -------
Price, the Company shall give, or cause to be given, written notice thereof to the Warrant Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Non-Voting Common Shares, (ii) with respect to any pro rata subscription offer to holders of Non-Voting Common Shares or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which any Organic Change shall take place.

        Section 3.      Exercise of Warrant.
                        -------------------

         (a)  Exercise  Procedure:  The  Warrant  Holder may  exercise  all or a
              -------------------
portion of this Warrant at any time and from time to time commencing after the date hereof until 5:00 p.m. New York City time, on the Expiration Date by surrendering at the registered office of the Company this Warrant and a completed Exercise Agreement (substantially in the form of Exhibit A attached
                                                              ---------
hereto) and by paying the Exercise Price in immediately available funds or a cashiers' check payable to the Company.

         (b) Certificates for the Non-Voting Common Shares acquired through exercise of this Warrant shall be delivered by the Company to the Warrant Holder within five (5) business days after receipt by the Company of the items required by Section 3(a) for the respective method or methods of exercise. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to such Warrant Holder.

         (c) The Non-Voting Common Shares issuable upon exercise of this Warrant shall be deemed to have been issued to the Warrant Holder on the date by which the Company receives the completed Exercise Agreement and payment of the Exercise Price, if any, and the Warrant Holder shall be deemed for all purposes to have become the record holder of such Non-Voting Common Shares on such date.

         (d) The issuance of certificates for the Non-Voting Common Shares issuable upon exercise of this Warrant shall be made without charge to the Warrant Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Non-Voting Common Shares.

         (e) The Company shall at all times reserve and keep available authorized but unissued Non-Voting Common Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Non-Voting Common Shares as are issuable upon exercise of this Warrant. All Non-Voting Common Shares shall, when issued, be duly and validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges. The Company shall take such actions as may be necessary to assure that the Non-Voting Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which their shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

        Section 4.      Warrant Transferable.
                        --------------------

         (a) Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrant Holder; upon surrender of this

Warrant with a properly executed Assignment (substantially in the form of Exhibit B hereto) at the registered office of the Company.
---------

         (b) If this Warrant is subsequently transferred to a person who would, upon exchange of the Non-Voting Common Shares underlying this Warrant for common shares of Max Re Capital ("Common Shares") pursuant to the Securities Purchase Agreement, beneficially own less than 9.9% of the total Max Re Capital Common Shares issued and outstanding (after application of the U.S. tax attribution and constructive ownership rules under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder), such transferee shall be permitted to request in writing that the Company cancel this Warrant and Max Re Capital issue a warrant (a "Common Share Warrant") to purchase that number of Max Re Capital Common Shares that such transferee would be entitled to exchange for the Non-Voting Common Shares underlying this Warrant. The Company and Max Re Capital will be permitted to effect such cancellation and issuance at their sole discretion. The Max Re Capital Common Share Warrant shall be substantially in the form attached hereto as Exhibit C.
                                                                    ---------

         Section 5.  Warrant  Exchangeable  for  Different  Denominations.  This
                     ----------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the registered office of the Company, for new warrants in different denominations, substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such new warrants shall represent such portion of such rights as is designated by the Warrant Holder at the time of such surrender. The date the Company initially issues this Warrant shall be the date of issuance of such new warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

         Section 6.  Replacement;  Taxes.  Upon  receipt of evidence  reasonably
                     -------------------
satisfactory to the Company (an affidavit of the Warrant Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if such Warrant Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to Sections 4, 5 and 6.

         Section 7. Successors and Assigns.  This instrument is intended to bind
                    ----------------------
and inure to the benefit of and be enforceable by the Warrant Holder and its respective heirs, executors, administrators, successors and assigns.

         Section 8. Amendment and Waiver.  Except as otherwise  provided herein,
                    --------------------
the provisions of this Warrant may be amended only if the Company has obtained the written consent of the Warrant Holder.

         Section 9.  Descriptive  Headings.  The  descriptive  headings  of this
                     ---------------------
Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         Section  10.  Governing  Law.  This  Warrant  shall be  governed by and
                       --------------
construed and enforced in accordance with the internal laws of Bermuda without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE EXTENT APPLICABLE AND PERMITTED, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         Section  11.  Complete  Agreement;  Severability.  Except as  otherwise
                       ----------------------------------
expressly set forth herein, collectively this Warrant and the Securities Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In case any provision of this Warrant shall be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not in any way affect or impair any other provision of this Warrant.

         Section 12. Notices. All notices and other communications  provided for
                     -------
or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery.

   If to the Company:                  Max Re Ltd.
                                       Ascot House
                                       28 Queen Street
                                       Hamilton, Bermuda HM KX
                                       Attention:  The Secretary

   In each case with a copy to:        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       590 Madison Avenue
                                       New York, New York 10022
                                       Attention:  James E. Kaye, Esq.

   If to the Purchaser:                [                                   ]

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after the date of deposit in the Bermuda or United States mail, if mailed by first-class air mail; when receipt is acknowledged by the recipient facsimile machine, if sent by facsimile; and three business days after being delivered to a next-day air courier.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.

                                            MAX RE LTD.


                                            By:
                                               ---------------------------------
                                               Name:  Keith S. Hynes
                                               Title:    EVP & CFO

                                            Accepted and Agreed to with respect
                                            to Section 4(b) herein:

                                            MAX RE CAPITAL LTD


                                            By:
                                               ---------------------------------
                                               Name:  Keith S. Hynes
                                               Title:    EVP & CFO



Accepted and Agreed to:
As of


[                    ]


By:
   --------------------------------------------------
   Name:
   Title:

                                                                       EXHIBIT A


                               EXERCISE AGREEMENT
                               ------------------


To:      MAX RE LTD.

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No.:___), hereby agrees to exercise the Warrant as to ____________(_____) Non-Voting Common Shares covered by such Warrant (the "Exercise Amount") at the Exercise Price provided by such Warrant (as adjusted pursuant to the provisions of the Warrant).

                  Number of Shares
                  ----------------





Dated:                                          Signature
                                                           ---------------------


                                                Address
                                                           ---------------------

                                                                       EXHIBIT B

                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No.:_____) with respect to the number of Non-Voting Common Shares and covered thereby set forth below, unto:

Names of Assignee                   Address                   No. of Shares
-----------------                   -------                   -------------



Dated:                                   Signature
                                                   -----------------------------


                                         Address
                                                   -----------------------------


                                         Witness
                                                   -----------------------------

                                                                       EXHIBIT C







                   FORM OF MAX RE CAPITAL COMMON SHARE WARRANT
                   -------------------------------------------